UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2013 (July 3, 2013)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 3, 2013, Southern Copper Corporation (“SCC”) issued a notice to all its workers informing them of the implications of the Peruvian air quality standards for sulfur dioxide or SO2 for Peruvian cities to become effective on January 1, 2014.  Unlike recognized world SO2 city standards that range from about 105 ug/m3 to over 250 ug/m3, Peru has taken the unprecedented step of lowering for its cities the SO2 standard from 80 ug/m3 to 20 ug/m3.  These strict Peruvian air quality regulations are subject to availability and feasibility of technology.

On July 5, 2013, El Comercio, a Peruvian newspaper based in Lima with wide circulation, incorrectly announced that SCC was planning to cease operations at its Ilo smelter.  On July 5, 2013, in a letter to El Comercio, SCC denied that it planned to close its Ilo smelter and corrected several other inaccuracies in the publication.  SCC clarified to El Comercio that it had felt it was important to convey to its workers that strict enforcement of the SO2 20ug/m3 city standard would have a negative impact on the Peruvian industry, including SCC, raising the possibility of the closure of the Ilo smelter and refinery and putting at risk the employment of at least 1,500 workers and other third-party service providers.

SCC also explained to El Comercio that it had always complied with its Peruvian environmental commitments and that, pursuant to its PAMA, an agreement with the government of Peru, it had completely modernized its Ilo smelter.  This modernization was completed in January 2007 at a cost of $570 million, the largest environmental metallurgical project to date in Peru.  As part of the smelter modernization, the Peruvian government and SCC agreed on an increased SO2 recapture from 35% to 92%.   The current Ilo smelter SO2 recapture is 95%.   SCC said that with prevailing weather conditions in Ilo, SO2 recapture at its smelter complies most of the time with the applicable current limit of 80 ug/m3.

SCC also clarified to El Comercio that the new air quality standards apply to all sectors of the industry and to motor vehicles. The Company also indicated that with technology currently available it is not possible to meet such standards.  SCC stated that it has had informative meetings with workers, unions, suppliers and industry representatives, as well as with Peruvian authorities, in order to promote city air quality standards that foster but do not limit the industrial development of Peru.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Oscar Gonzalez Rocha
Name:	Oscar Gonzalez Rocha
Title:	President and Chief Executive Officer

Date: July 9, 2013